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                                   EXHIBIT 2.2

                                 EXECUTION COPY

                             AMENDMENT NO. 1 TO THE
                  STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT


         THIS AMENDMENT NO. 1 to the STOCKHOLDERS STOCK OPTION AND PROXY AGREEMENT, dated as of February 17, 1997 (the "AGREEMENT," capitalized terms used but not otherwise defined herein are used herein as therein defined), among SUN HEALTHCARE GROUP, INC., a Delaware corporation ("PARENT"), and RETIREMENT CARE ASSOCIATES, INC., a Colorado corporation, ("STOCKHOLDER"), is made as of this 25th day of November, 1997 by and among Parent and each Stockholder.

                              W I T N E S S E T H:

         WHEREAS, Parent, Merger Sub, and the Company desire to amend the Merger Agreement as provided in Amendment No. 2 thereto dated of even date herewith; and

         WHEREAS, in connection therewith Parent and Stockholder desire to amend the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         SECTION 1: AMENDMENT TO AGREEMENT. The Agreement is hereby amended as follows:

         (a) Section 1.01 of the Agreement is hereby amended by (i) replacing the phrase "120th" with the phrase "14th" therein and (ii) adding the following phrase at the end thereof: "or terminated or terminable pursuant to Section 9.01(h) thereof."

         (b) The following is hereby inserted as a new Article V thereto and the succeeding Articles and Section are hereby appropriately renumbered:

                                    ARTICLE V

                               REGISTRATION RIGHTS

                           SECTION 5.01. SHELF REGISTRATION. (a) In the event
                  that Parent pays for the Shares being purchased by delivery of shares of Parent Common Stock, Parent shall, within three

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                  months following the Closing, file with the Securities and
                  Exchange Commission (the "COMMISSION") a shelf registration statement on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission (a "SHELF REGISTRATION STATEMENT"), relating to the resale of the Parent Shares by the Stockholder from time to time in accordance with the methods of distribution set forth in such Shelf Registration Statement and shall use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable thereafter; PROVIDED, HOWEVER, that Stockholder shall not be entitled to have the Parent Shares held by it covered by such Shelf Registration Statement unless Stockholder is in compliance with Section 5.02(f) hereof.

                           (b) Parent shall use its best efforts to keep the
                  Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Stockholders until the earliest to occur of the following:
                  (A) the two year anniversary of the Closing; (B) the earliest time at which all the Parent Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and (C) the earliest time at which, in the written opinion of independent counsel to Parent, all outstanding Parent Shares held by persons that are not affiliates of Parent may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto (in any such case, such period being called the "EFFECTIVENESS PERIOD"). Parent shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if Parent voluntarily takes any action that would result in Stockholders of Parent Shares covered thereby not being able to offer and sell any such Parent Shares during that period, unless (i) such action is required by applicable law, (ii) the continued effectiveness of the Shelf Registration Statement would require Parent to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors shall have determined in good faith that such disclosure is not in the best interests of Parent and its stockholders, or (iii) the Board of Directors shall have determined in good faith that there is a valid business purpose for such suspension.

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                           SECTION 5.02. REGISTRATION PROCEDURES. In connection
                  with any Shelf Registration Statement, the following provisions shall apply:

                         (a) Parent shall take such action as may be necessary
                  so that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act, and the respective rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                         (b) Parent shall advise the Stockholder:

                                    (i) when a Shelf Registration Statement and
                           any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                                    (ii) upon the issuance by the Commission of
                           any stop order suspending effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                                    (iii) upon the receipt by Parent of any
                           notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                                     (iv) upon the happening of any event that
                           requires the making of any changes in the Shelf Registration Statement or the prospectus so that, as of such date, the Shelf Registration Statement and

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                           the prospectus do not contain an untrue statement of
                           a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

                           (c) Parent shall, during the Effectiveness Period,
                  deliver to Stockholder with respect to a Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as Stockholder may reasonably request; and Parent consents (except during the continuance of any event described in Section 5.02(b)(iv)) to the use of the prospectus or any amendment or supplement thereto by Stockholder in connection with the offering and sale of the Parent Shares covered by the prospectus or any amendment or supplement thereto during the Effectiveness Period.

                           (d) Prior to any offering of Parent Shares pursuant
                  to any Shelf Registration Statement, Parent shall register or qualify or cooperate with the Stockholder and its counsel in connection with the registration or qualification of such Parent Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any such Stockholders reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Parent Shares covered by such Shelf Registration Statement; PROVIDED, HOWEVER, that in no event shall Parent be obligated to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 5.02(d), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any jurisdiction if it is not so subject.

                           (e) Upon the occurrence of any event contemplated by
                  Section 5.02(b)(iv) above, Parent shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to

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                  purchasers of the Parent Shares included therein, the
                  prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Parent notifies the Stockholder of the occurrence of any event contemplated by
                  Section 5.02(b)(iv) above, the Stockholder shall suspend the use of the prospectus until the requisite changes to the prospectus have been made.

                           (f) Parent may require Stockholder with respect to a
                  Shelf Registration Statement to furnish to Parent such information regarding the Stockholder and the distribution of Parent Shares held by the Stockholder as may be required by applicable law or regulation for inclusion in such Shelf Registration Statement and Parent may exclude from such registration the Parent Shares of any Stockholder that fails to furnish such information within a reasonable time after receiving such request.

                           (g) Parent will use its best efforts to cause the
                  Parent Shares to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Parent Common Stock primarily trades on or prior to the effective date of any Shelf Registration Statement hereunder."

         SECTION 2.  REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder hereby represents and warrants to Parent that: Stockholder has all necessary power and authority (corporate or otherwise) to execute and deliver this Amendment, to perform its obligations under the Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Stockholder and the consummation by Stockholder of the transactions contemplated by the Agreement as amended hereby have been duly and validly authorized by all necessary action (corporate or otherwise) on the part of Stockholder. This Amendment has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

         (b) REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub hereby jointly and severally represent and warrant to Stockholder that: Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Amendment, to perform their respective obligations under the Agreement as amended hereby and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by Parent and Merger Sub and the consummation by Parent and Merger Sub of the

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transactions contemplated by the Merger Agreement as amended hereby have been duly and validly authorized by all necessary corporate action (other than stockholder approval as described in the Merger Agreement). This Amendment has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

         SECTION 3. EFFECT ON AGREEMENT. Except as otherwise specifically provided herein, the Agreement shall not be amended but shall remain in full force and effect.

         SECTION 4. COUNTERPARTS. This Amendment may be signed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                            SUN HEALTHCARE GROUP, INC.



                            By:  /s/ Robert D. Woltil
                            -------------------------------------------
                            Name:   Robert D. Woltil
                            Title:  Senior Vice President for Financial
                               Services and Chief Financial Officer



                            RETIREMENT CARE ASSOCIATES, INC.



                            By:  /s/ Christopher F. Brogdon
                            -------------------------------------------
                            Name:   Christopher F. Brogdon
                            Title:  President and Chief Executive Officer

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